Exhibit 99.1

Anworth Announces Company Updates

SANTA MONICA, Calif.--(BUSINESS WIRE)--March 20, 2020--Anworth Mortgage Asset Corporation (NYSE: ANH) (“Anworth”) announced today the following updates with respect to its operations through the close of business on March 20, 2020:

  At this time, we are delaying the declaration of our quarterly common stock dividend that would typically be paid on April 29, 2020. We believe this decision is prudent, given the current market conditions, and is also in the best interest of our shareholders.
  We estimate that our book value is down approximately 15% in the current quarter, through March 17, 2020. Over the last several days, markets in both Agency MBS and Non-Agency MBS have been increasingly volatile and illiquid, and we would estimate that our current book value would be significantly lower than our March 17, 2020 estimate if based upon valuations derived from the highly illiquid trading activity that we have recently observed.
  Anworth has continued to roll over its repurchase agreement (“repo”) borrowings as needed. The repo markets continue to function, although with higher interest rates and more restrictive terms being requested by some Non-Agency MBS repo counterparties.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”). We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC (our “Manager”), pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with portfolio management, administrative, and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may, ” “will, ” “believe, ” “expect, ” “anticipate, ” “assume,” “estimate,” “intend,” “continue, ” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and our Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts

Anworth Mortgage Asset Corporation
John T. Hillman, Director of Investor Relations
1299 Ocean Avenue, 2nd Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com